UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): March 21, 2014
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, Gareth Turner resigned as a member of the Board of Directors (“the Board”) of Noranda Aluminum Holding Corporation (the “Company”), effective March 26, 2014. The Board has chosen Robert J. Kalsow-Ramos, effective March 26, 2014, to serve the remainder of Mr. Turner’s term, which continues until the 2015 annual meeting and until Mr. Kalsow-Ramos’ successor is duly elected and qualified. Mr. Kalsow-Ramos was designated to serve on the Board by Apollo Investment Fund VI, L.P., Noranda Holdings, L.P. and their respective affiliates, pursuant to a previously disclosed amended and restated securityholders agreement, dated as of May 19, 2010, among the Company, Apollo and management employees of the Company who hold Company common stock and/or other Company equity securities. The agreement provides, among other things, that the Apollo entities have the right to designate a specified number of directors based on the Apollo entities’ ownership of Company common stock and the right to designate a replacement for any Apollo designee who has resigned from the Board (Mr. Turner was an Apollo designee).

Mr. Kalsow-Ramos, 28, is an investment professional at Apollo. Mr. Kalsow-Ramos joined Apollo in 2010 and has been involved in the evaluation and execution of private equity transactions in a variety of industries including commodities. Prior to joining Apollo, Mr. Kalsow-Ramos was a member of the Investment Banking Division at Morgan Stanley from 2008 to 2010. Mr. Kalsow-Ramos graduated with High Honors from the Stephen M. Ross School of Business at the University of Michigan with a Bachelor of Business Administration.

As an Apollo affiliate, Mr. Kalsow-Ramos will not receive compensation for his services as a director; instead, Apollo Management VI, L.P. and Apollo Alternative Assets, L.P. receive consideration for providing the services of Apollo designees to the Board, which is described under the caption “Director Compensation” in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 22, 2013.

In addition, on March 21, 2014, Robert A. Kasdin resigned as a member of the Board of the Company, effective March 26, 2014. The Board has chosen Elliot G. Sagor, effective March 26, 2014, to serve the remainder of Mr. Kasdin’s term, which continues until the 2016 annual meeting and until Mr. Sagor’s successor is duly elected and qualified. Mr. Sagor was named to serve on the Compensation Committee and the Nominating and Governance Committee of the Board.

Mr. Sagor, 73, has been a partner at the law firm of Mintz & Gold LLP since 2014.  Mr. Sagor was a partner at Hogan Lovells US LLP from 2002 to 2014, and was a partner at Squadron Ellenoff Plesent & Sheinfeld LLP from 1985 until its 2002 merger with Hogan & Hartson LLP (now Hogan Lovells).  In his over 35 years in private practice, Mr. Sagor has represented clients in connection with complex civil and criminal litigation covering a wide variety of matters, including matters relating to federal and state securities laws, tax, accounting fraud, antitrust, product liability, environmental, and regulatory compliance.  Mr. Sagor was an Assistant U.S. Attorney for the Southern District of New York from 1970 to 1976.  He is a frequent lecturer and writer on ethics and other legal matters.  Mr. Sagor received his law degree and also received an LL.M. in Taxation from New York University School of Law.  His undergraduate degree from the Wharton School of the University of Pennsylvania provided him with a background in accounting.

Mr. Sagor will receive compensation for services as a director in accordance with the Company's standard compensation arrangements for non-employee directors (other than Apollo affiliates). These arrangements are described under the caption “Director Compensation” in the Company's proxy statement for its 2013 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 22, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	March 26, 2014

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, Vice President of Human Resources, General Counsel and Corporate Secretary